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                                                                    Exhibit 21.1

                           SUBSIDIARIES OF ORIUS CORP.
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CORPORATION                                                     STATE OF INCORPORATION
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
Orius Corp.                                                            Florida
     NATG Holdings, LLC                                                Delaware
         Orius Information Technologies, LLC                           Florida
         Orius Capital Corp.                                           Delaware
         Orius Telecom Services, Inc.                                  Florida
              Orius Holdings, Inc.                                     Florida
              Orius Broadband Services, Inc.                           Florida
                  Cablemasters Corp.                                   Pennsylvania
                  CATV Subscriber Services, Inc.                       North Carolina
                  Channel Communications, Inc.                         Kansas
                  Excel Cable Construction, Inc.                       Florida
                  U.S. Cable, Inc.                                     Wisconsin
                  Midwest Splicing & Activation, Inc.                  Minnesota
                  Irwin Telecom Services, Inc.                         Florida
                  Irwin Telecom Holdings, Inc.                         Delaware
                  Irwin Telecom Services, L.P.                         Texas
                  Fenix Telecommunications Services, Inc.              Florida
                  Fenix Holdings, Inc.                                 Florida
                  Fenix Telecom Services Limited Partnership           Wisconsin
              Orius Telecommunication Services, Inc.                   Florida
                  Copenhagen Utilities & Construction, Inc.            Oregon
                  DAS-CO of Idaho, Inc.                                Idaho
                  Schatz Underground Cable, Inc.                       Missouri
                  K&S Construction, Inc.                               Wisconsin
                  Sorenson Construction, Inc.                          Washington
              Orius Central Office Services, Inc.                      Florida
                  QMW Communications, Inc.                             Florida
                  Hattech, Inc.                                        Florida
                  LISN, Inc.                                           Ohio
                  LISN Company                                         Ohio
              Orius Telecom Products, Inc.                             Florida
              Orius Integrated Premise Services, Inc.                  Florida
                  Network Cabling Services, Inc.                       Texas
                  Network Cabling Holdings, Inc.                       Florida
                  Network Comprehensive Telecom, LP                    Texas
                  Texel Corporation                                    Virginia
              Arion Sub, Inc.                                          Delaware

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